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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHURCHILL DOWNS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHURCHILL DOWNS INCORPORATED
 700 CENTRAL AVENUE
 LOUISVILLE, KENTUCKY 40208

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 19, 2003

To the Shareholders of
Churchill Downs Incorporated:

        Notice is hereby given that the Annual Meeting of Shareholders of Churchill Downs Incorporated (the "Company"), a Kentucky corporation, will be held at Churchill Downs Trackside (formerly, Sports Spectrum), 4520 Poplar Level Road, Louisville, Kentucky, on Thursday, June 19, 2003, at 10:00 a.m., E.D.T. for the following purposes:

            I.    To elect four (4) Class I Directors for a term of three (3) years (Proposal No. 1);

           II.    To approve the proposed Churchill Downs Incorporated 2003 Stock Option Plan (Proposal No. 2);

          III.    To approve amendments to the Company's Articles of Incorporation to eliminate cumulative voting for the election of Directors of the Company (Proposal No. 3);

          IV.    To approve or disapprove the minutes of the 2002 Annual Meeting of Shareholders, approval of which does not amount to ratification of actions taken at such meeting (Proposal No. 4); and

          V.    To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

        The close of business on April 23, 2003, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the meeting and at any adjournments thereof.

        Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

        By Order of the Board of Directors.

                      REBECCA C. REED
                      Senior Vice President,
                      General Counsel and Secretary

May 5, 2003

CHURCHILL DOWNS INCORPORATED
 700 CENTRAL AVENUE
 LOUISVILLE, KENTUCKY 40208

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held on June 19, 2003

        The enclosed Proxy is being solicited by the Board of Directors (the "Board of Directors") of Churchill Downs Incorporated (the "Company") to be voted at the 2003 Annual Meeting of Shareholders to be held on Thursday, June 19, 2003, at 10:00 a.m., E.D.T. (the "Annual Meeting"), at the Churchill Downs Trackside (formerly, Sports Spectrum), 4520 Poplar Level Road, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit Proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy and this Proxy Statement are being sent to shareholders on or about May 5, 2003.

Voting Rights

        Only holders of record of the Company's Common Stock, No Par Value ("Common Stock"), on [March 13], 2003, are entitled to notice of and to vote at the Annual Meeting. On that date, [13,160,639] shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting, other than the election of directors. In the election of directors, a shareholder is entitled by Kentucky law to exercise "cumulative" voting rights; that is, the shareholder is entitled to cast as many votes as equals the number of shares owned by the shareholder multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner that the shareholder desires. Shares represented by proxies received may be voted cumulatively (see "Election of Directors"). Under the Company's Articles of Incorporation and Bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

        If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS," FOR APPROVAL OF THE PROPOSED CHURCHILL DOWNS INCORPORATED 2003 STOCK OPTION PLAN, FOR APPROVAL OF THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS OF THE COMPANY, FOR APPROVAL OF THE MINUTES OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS AND IN THE DISCRETION OF THE PERSON OR PERSONS VOTING THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Revocation of Proxy

        A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company and such revocation shall be effective for all votes after receipt.

Common Stock Owned by Certain Persons

        The following table sets forth information concerning the beneficial ownership of the Common Stock as of [March 13], 2003, by [i] the only persons known by the Board of Directors to own beneficially more than five percent (5%) of the Common Stock and [ii] the Company's directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned		% of Class [as of March 13, 2003]
Duchossois Industries, Inc. 845 Larch Avenue Elmhurst, Illinois 60126	3,150,000	(1)	23.93%
Brad M. Kelley 2200 Lapsley Lane Bowling Green, Kentucky 42103	1,165,870		8.85%
31 Directors and Executive Officers as a Group	5,962,471	(2)(3)	45.30%

(1)
By the terms of a certain Merger Agreement between the Company and Duchossois Industries, Inc., which is described in more detail below, Duchossois Industries, Inc., may be issued up to an additional 1,250,000 shares of Common Stock in the future, subject to the occurrence of certain events as specified in the Merger Agreement.

(2)
See "Executive Officers of the Company," "Election of Directors," and "Continuing Directors," below.

(3)
Includes 393,378 shares issuable under currently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission ("SEC") with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. During the Company's prior fiscal year, based solely on its review of the forms filed with the SEC, the Company believes that all filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

Executive Officers of the Company

        The Company's executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

		Common Stock of the Company Beneficially Owned as of [March 13], 2003(1)(2)
Name and Age	Position(s) With Company and Term of Office	Amount		% of Class
Carl F. Pollard(3) 64	Director since 1985; Chairman of the Board since 2001	163,080		1.23%
Thomas H. Meeker 59	President and Chief Executive Officer since 1984; Director since 1995	278,391	(4)	2.11%
Michael W. Anderson 32	Treasurer since June 2002; Vice President, Corporate Finance since January 2002; Corporate Controller from January 2000 to December 2001; Controller from November 1996 to December 1999	859	(5)	*
Frederick M. Baedeker, Jr. 53	President, Churchill Downs California Company since November 1999	10,500	(6)	*
C. Kenneth Dunn 56	President, Calder Race Course, Inc. since April 1999; President, Tropical Park, Inc., since April 1999	7,994	(7)	*
Clifford C. Goodrich 60	President, Arlington Park Racecourse, LLC since March 2003; Executive Vice President, Arlington Park Racecourse, LLC from December 2002 to March 2003	0		*
John R. Long 55	Executive Vice President and Chief Operating Officer since July 1999; President, Churchill Downs Management Company since November 1999; Interim President, Churchill Downs Racetrack from July 2002 to March 2003; Interim President, Ellis Park Race Course, Inc., from July 2002 to March 2003	22,000	(8)	..16%
Michael E. Miller 51	Chief Financial Officer since January 2003; Senior Vice President, Finance from January 2000 to December 2002	7,950	(9)	*
Rebecca C. Reed 45	Senior Vice President, General Counsel and Secretary since January 1999; Associate General Counsel and Assistant Secretary from January 1998 to December 1998; Corporate Counsel from January 1994 to December 1997	13,376	(10)	..10%
Donald R. Richardson 57	Senior Vice President, Racing, Churchill Downs Management Company since November 1999; Senior Vice President, Racing, from January 1999 to November 1999; Vice President, Racing from September 1994 to December 1998	12,941	(11)	*

Karl F. Schmitt, Jr. 50	President, Churchill Downs Simulcast Network since January 2003; Senior Vice President, Communications from March 1998 to December 2002; Chief Operating Officer, Churchill Downs Simulcast Network from April 2002 to December 2002; Vice President, Corporate Communications from 1990 to March 1998	21,822	(12)	..16%
Steven P. Sexton 43
	President, Churchill Downs Racetrack since March, 2003; President, Ellis Park Race Course, Inc., since March 2003; President, Arlington Park Racecourse, LLC, from January 2002 to March 2003; President, Arlington International Racecourse, Inc., from September 2001 to December 2001; Executive Vice President, Arlington International Racecourse, Inc., from May 2001 to September 2001	-0-		*
Andrew G. Skehan 42	Senior Vice President, Corporate Sales and Marketing since September 1999; Senior Vice President, Corporate Marketing from April 1999 to September 1999	12,500	(13)	*
Alexander M. Waldrop 46	Senior Vice President, Public Affairs since July 2002; President and General Manager, Churchill Downs Racetrack from September 1999 to July 2002; Senior Vice President and General Manager from January 1999 to July 2002; President, Ellis Park Race Course, Inc., from September 2000 to July 2002; Senior Vice President, Administration from December 1996 to December 1998; Senior Vice President from June 1994 to December 1996; General Counsel and Secretary from August 1992 to December 1998	44,423	(14)	..33%

*
Less than 0.1%

(1)
See the Tables on Option Grants in Last Fiscal Year and Aggregate Year-End Option Values under "Executive Compensation" below for a discussion of stock options granted by the Board of Directors to executive officers during 2002.

(2)
No executive officer shares voting or investment power with respect to his or her beneficially owned shares, except that Mr. Meeker shares investment and voting power with respect to 26,908 shares.

(3)
Mr. Pollard does not serve full-time as an executive officer of the Company and is not compensated as an officer of the Company.

(4)
Includes 245,478 shares issuable under currently exercisable options.

(5)
Includes 750 shares issuable under currently exercisable options.

(6)
Includes 10,500 shares issuable under currently exercisable options.

(7)
Includes 7,500 shares issuable under currently exercisable options.

(8)
Includes 20,000 shares issuable under currently exercisable options.

(9)
Includes 7,500 shares issuable under currently exercisable options.

(10)
Includes 11,985 shares issuable under currently exercisable options.

(11)
Includes 11,802 shares issuable under currently exercisable options.

(12)
Includes 21,396 shares issuable under currently exercisable options.

(13)
Includes 12,500 shares issuable under currently exercisable options.

(14)
Includes 43,967 shares issuable under currently exercisable options.

        From 1990 to 1998, Mr. Skehan was employed by PepsiCo, Inc., holding various positions, including that of general manager for PepsiCo Restaurants International. From February 1998, until joining the Company, Mr. Skehan served as a vice president/regional director of marketing and new markets (Europe, Middle East and Africa) for Nabisco Corporation.

        From March 1999 to October 1999, Mr. Baedeker was employed by ODS Technologies, LLC, an interactive home wagering company, as Vice President, Communications. Mr. Baedeker was employed from 1998 to February 1999 by the National Thoroughbred Racing Association as Senior Vice President, Marketing. From 1992 to 1998, Mr. Baedeker was employed by Hollywood Park, Inc., as Vice President, Marketing and Public Relations.

        From 1990 until joining the Company, Mr. Dunn was employed as President of Calder Race Course, Inc., and Tropical Park, Inc., under successive former owners, including Kawasaki Acquisition Corp.

        From 1993 until March 1999, Mr. Long was employed as President and Chief Executive Officer of Ladbroke/USA, where he oversaw racing and gaming operations in North America for Ladbroke Group, PLC.

        From 1996 to 1999, Mr. Miller was employed as Senior Vice President and Chief Financial Officer of Fender Musical Instruments Corporation. During 1995, he served as a Director of Entrepreneurial Tax Services with Ernst & Young LLP.

        From 2000 until joining the Company, Mr. Sexton was employed as Executive Vice President and General Manager of Lone Star Park, Ltd., a racing association, which owns and operates Lone Star Park at Grand Prairie, Texas. From 1994 to 2000, he was employed by Lone Star as Vice President and Assistant General Manager.

        From 2000 until joining the Company, Mr. Goodrich was employed as Chief Executive Officer of the California Thoroughbred Horsemen's Foundation, Inc., a charitable foundation dedicated to improving the quality of life for backstretch personnel in California. From 1989 through 1999, Mr. Goodrich served as President and Chief Operating Officer of the Los Angeles Turf Club Inc., which operated Santa Anita Park.

Election of Directors
(Proposal No. 1)

        At the Annual Meeting, shareholders will vote to elect four (4) persons to serve in Class I of the Board of Directors to hold office for a term of three (3) years expiring at the 2006 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified.

        The Articles of Incorporation of the Company provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five (25) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually. Mr. Brad Kelley has declined to stand for re-election to the Board of Directors citing the demands on his time in connection with business commitments and related travel. Accordingly, the Board of Directors, in March 2003, amended the Company's Bylaws to establish the number of directors at fourteen (14), with four (4) directors in Class I and five (5) directors in each of Class II and Class III, to be effective upon the election of directors at the annual meeting of shareholders on June 19, 2003.

        The Company is a party to a Merger Agreement dated as of June 23, 2000, as amended (the "Merger Agreement"), between the Company and Duchossois Industries, Inc., under which certain subsidiaries of the Company were merged into certain wholly-owned subsidiaries of Duchossois Industries, Inc. ("Merger"). The Merger was approved by vote of the Company's shareholders at a Special Meeting of the shareholders on September 8, 2000. Pursuant to a Stockholder's Agreement between the Company and Duchossois Industries, Inc., as part of the Merger, Duchossois Industries, Inc., designated three (3) individuals for appointment and election to the Board of Directors. The Stockholder's Agreement provides that those individuals, Mr. Richard L. Duchossois, Mr. Craig J. Duchossois, and Mr. Robert L. Fealy (or substitute designees reasonably acceptable to the Company), would be nominated to serve as directors of the Company, being allocated as equally as possible among the three classes of directors, for vote of the shareholders of the Company at the annual meeting of shareholders at which each respective class is then submitted for vote by the shareholders. In 2000, the Board of Directors of the Company appointed Mr. Craig J. Duchossois to serve as a member of Class I, Mr. Richard L. Duchossois to serve as a member of Class II and Mr. Robert L. Fealy to serve as a member of Class III. At the June 2001 Annual Meeting of Shareholders of the Company, Mr. Craig J. Duchossois was reelected as a Class I director, Mr. Richard L. Duchossois was reelected as a Class II director and Mr. Robert L. Fealy was reelected as a Class III director.

        At the Annual Meeting, the four (4) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class I. All of the nominees currently serve as members of Class I and have agreed to serve if reelected. Under cumulative voting, the four (4) nominees receiving the highest number of votes will be elected.

Nominees for Election as Directors

		Common Stock of the Company Beneficially Owned as of [March 13], 2003(3)
Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)	Amount	% of Class
	Class I—Term Expiring 2006
Leonard S. Coleman, Jr. 54 Director since 2001	Senior Advisor, Major League Baseball; Director, The Omnicom Group, Aramark Corp., New Jersey Resources, Electronic Arts, Inc., Cendant Corp., H. J. Heinz Co., and Owens Corning; Chairman, The Jackie Robinson Foundation; Director, Children's Defense Fund, Metropolitan Opera, The Schuman Fund, Village of Waterloo, and Dimensions International; Former Chairman, ARENACO, Inc. (subsidiary of New York Yankees/New Jersey Nets)	500	*
Craig J. Duchossois 58 Director since 2000(4)	Chief Executive Officer, Duchossois Industries, Inc. (private holding company with diversified business interests); Chairman, The Chamberlain Group, Inc. (garage door opener manufacturer); Chairman, Thrall Car Management Co., Inc. (investments); Director, Trinity Industries, Inc., Bissell, Inc., LaSalle National Bank, Culver Educational Foundation and Illinois Institute of Technology	3,150,000	23.93%
G. Watts Humphrey, Jr. 58 Director since 1995
	President, GWH Holdings, Inc. (private investment company); Chief Executive Officer, The Conair Group, Inc. (plastics machinery equipment company), The Techs (metals manufacturing and distribution companies) and Centria (manufacturer and erector of metal building systems); Owner, Shawnee Farm (Thoroughbred breeding and racing operation); Vice President and Treasurer, Breeders' Cup Limited; Chairman Breeders' Cup Limited (Executive Committee); Chairman, The Blood Horse, Inc.; Steward, The Jockey Club; Director, American Horse Council; Keeneland Association, Shakertown at Pleasant Hill, Kentucky, Inc., National Thoroughbred Racing Association and Smithfield Trust Company; Trustee, Centre College and University of Pittsburgh	51,000	..38%

Dennis D. Swanson 65 Director since 1996	Executive Vice President and Chief Operating Officer, Viacom Television Stations Group (television stations); Co-Chairman, NBC Olympics; Former President and General Manager, WNBC-TV; Former President, ABC Sports, Inc. (from January 1986 to May 1996); Chairman, Foundation for Minority Interests in Media, Inc., Resource Development Board, College of Communications, University of Illinois at Champaign-Urbana, and National Academy of Arts and Sciences	1,000	*

*
Less than 0.1%.

(1)
Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2)
Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships or positions considered significant by them.

(3)
Craig J. Duchossois and Richard L. Duchossois share voting and investment power with respect to 3,150,000 shares owned by Duchossois Industries, Inc. Messrs. Richard L. Duchossois and Craig J. Duchossois specifically disclaim beneficial ownership of 3,150,000 shares owned by Duchossois Industries, Inc. and disclaim the additional amount of up to 1,250,000 shares which may be issued to Duchossois Industries, Inc, in the future, subject to the occurrence of certain events as specified in the Merger Agreement. See "Continuing Directors" below.

(4)
Mr. Craig J. Duchossois is the son of Mr. Richard L. Duchossois, who is also a director of the Company. Of the shares listed as beneficially owned by Mr. Richard L. Duchossois, the 3,150,000 shares owned by Duchossois Industries, Inc., are the same shares listed as beneficially owned by Mr. Craig J. Duchossois.

        The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

Continuing Directors

        The following table sets forth information relating to the Class II and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office, and the Directors Emeriti, and the beneficial ownership of Common Stock by such Directors.

		Common Stock of the Company Beneficially Owned as of [March 13], 2003(3)
Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)	Amount		% of Class
	Class II—Terms Expiring in 2004
Richard L. Duchossois 81 Director since 2000(4)	Chairman, Duchossois Industries, Inc. (private holding company with diversified business interests); Vice Chairman, Thrall Car Management Co., Inc. (investments); Director, Emirates World Series of Racing, Thoroughbred Racing Association; Chairman, Arlington Park Racecourse, LLC	3,165,000		24.04%
J. David Grissom 64 Director since 1979	Chairman, Mayfair Capital, Inc. (private investment firm); Chairman, The Glenview Trust Company (trust and investment management services); Director, Providian Financial Corporation and Yum! Brands, Inc.; Chairman, Board of Trustees, Centre College	227,400		1.72%
Seth W. Hancock 53 Director since 1973	Partner and Manager, Claiborne Farm, and President, Hancock Farms, Inc. (Thoroughbred breeding and farming); Vice President and Director, Clay Ward Agency, Inc. (equine insurance); Director, Hopewell Company and Keeneland Association	290,650		2.20%
Frank B. Hower, Jr. 74 Director since 1979	Retired; Former Chairman and Chief Executive Officer, Liberty National Bancorp, Inc., Liberty National Bank & Trust Company of Louisville; Director, American Life and Accident Insurance Company and Hardscuffle, Inc.; Member, Board of Trustees, J. Graham Brown Foundation	2,200		*
Thomas H. Meeker 59 Director since 1995; President and Chief Executive Officer Since 1984	President and Chief Executive Officer of the Company; Director, PNC Bank, Kentucky, Inc., National Thoroughbred Racing Association; Member, Board of Trustees, Centre College	278,391	(5)	2.11%

	Class III—Terms Expiring in 2005
Charles W. Bidwill, Jr. 74 Director since 1982	Director Emeritus, National Jockey Club (operator of Sportsman's Park Racetrack); Director, Orange Park Kennel Club, Associated Outdoor Clubs (Tampa Greyhound Track), Jacksonville Kennel Club (Executive Committee), Big Shoulders Fund, Archdiocese of Chicago, and Cristo Rey Jesuit High School	451,680	3.43%
Robert L. Fealy 51 Director since 2000	Chief Financial Officer, Duchossois Industries, Inc. (private holding company with diversified business interests); Chief Financial Officer and Director, The Chamberlain Group, Inc. (garage door opener manufacturer); Vice President, Thrall Car Management Co., Inc. (investments); Chief Operating Officer, Duchossois TECnology Partners, LLC (venture capital); Director, Pella Corporation, New Asia Bancorp, Continental Community Holdings, LLC, Brivo Systems, Inc., Illinois Venture Capital Association and Aura Communications, Inc.	0	*
Daniel P. Harrington 47 Director since 1998	President and Chief Executive Officer, HTV Industries, Inc. (private holding company with diversified business interests); Former Chairman and President, Ellis Park Race Course, Inc. (1993 to April 1998); Director, Biopure Corporation (Audit Committee), Portec Rail Products, Inc., First Guaranty Bank; Trustee, The Veale Foundation	233,300	1.77%
Carl F. Pollard 64 Director since 1985; Chairman since 2001	Owner, Hermitage Farm since 1995 (Thoroughbred breeding); Director, National City Bank, Kentucky (Executive Committee), Breeders' Cup Limited, Kentucky Derby Museum Corporation (Executive Committee) and DNP Select Income Fund, Inc.; Trustee, Thoroughbred Owners and Breeders Association	163,080	1.23%
Darrell R. Wells 60 Director since 1985	General Partner, Security Management Company (investments); Director, First Security Trust Company, Commonwealth Bancshares, Citizens Financial Corporation, Commonwealth Bank & Trust Company, Jundt Growth Fund, and First Security Bank	452,890	3.44%

	Directors Emeriti(6)
Catesby W. Clay 79 Director from 1953 to 1998; Director Emeritus since 1998	Chairman Emeritus, Kentucky River Coal Corporation (Coal land lessor); President, Runnymede Farm, Inc. (Thoroughbred breeding); Director, Kent-Mar Corp., KRCC Oil & Gas Co., Inc., University of Kentucky Mining Engineering Foundation; Director and President, Foundation for Drug-Free Youth	66,580	..50%
Louis J. Herrmann, Jr. 83 Director from 1968 to 1994; Secretary-Treasurer from 1985 to 1986; Director Emeritus since 1994	Owner, Louis Herrmann Auto Consultant Incorporated (automobile sales); Director, Southeastern Financial Services, Inc.	75,775	..57%
Stanley F. Hugenberg, Jr. 85 Director from 1982 to 1992; Director Emeritus since 1992	President, Jackantom Sales Company (manufacturers' representative); Member, Board of Trustees, J. Graham Brown Foundation	7,340	*
Arthur B. Modell 77 Director from 1985 to 2000; Director Emeritus since 2000	Owner and Chief Executive Officer, Baltimore Ravens Football Company, Inc. (professional football team); President, Baltimore Ravens Football Company, Inc. (until 1999)	12,000	*
William T. Young 85 Director from 1985 to 1992; Director Emeritus since 1992	Chairman, W.T. Young, LLC (warehousing); Owner, Overbrook Farm (Thoroughbred racing and breeding); Trustee, Transylvania University and Shakertown at Pleasant Hill Kentucky, Inc.	329,320	2.50%

*
Less than 0.1%

(1)
Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2)
Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

(3)
No director shares voting or investment power of his beneficially owned shares, except Messrs. Hancock and Meeker share with others the voting and investment power with respect to 212,650 and 26,908 shares, respectively; Messrs. Richard L. Duchossois and Craig J. Duchossois share voting and investment power with respect to 3,150,000 shares owned by Duchossois Industries, Inc.; Messrs. Clay and Young share with others the voting and investment power with respect to 54,580 shares and 100,000 shares, respectively; Mr. Wells shares voting and investment power with respect to 452,890 shares; Mr. Harrington shares voting and investment power with respect to 233,300 shares; Mr. Pollard shares voting and investment power with respect to 29,000 shares owned by The C. F. Pollard Foundation, Inc., a 501(c)(3) corporation in which Mr. Pollard has no pecuniary interest; and Mr. Bidwill shares voting and investment power with respect to 15,000 held by PSCB Corp Profit Sharing Plan and Trust. Of the total shares listed, Mr. Clay specifically disclaims beneficial ownership of 21,900 shares owned by the Agnes Clay Pringle Trust of which he is a trustee; and Mr. Young specifically disclaims beneficial ownership of 100,000 shares owned by Overbrook Farm of which two limited liability companies, each controlled by Mr. Young, are general partners; Messrs. Richard L. Duchossois and Craig J. Duchossois specifically disclaim beneficial ownership of 3,150,000 shares owned by Duchossois Industries, Inc. and disclaim the additional amount of up to 1,250,000 shares which may be issued to Duchossois Industries, Inc, in the future, subject to the occurrence of certain events as specified in the Merger Agreement; Mr. Wells specifically disclaims beneficial ownership of

  39,800 shares held by the Wells Foundation, Inc., of which he is a trustee and of 263,460 shares held by The Wells Family Partnership, of which he is the Managing General Partner; Mr. Harrington specifically disclaims beneficial ownership of 233,300 shares held by TVI Corp.

(4)
Mr. Richard L. Duchossois is the father of Mr. Craig J. Duchossois, who is also a director of the Company. Of the shares listed as beneficially owned by Mr. Richard L. Duchossois, the 3,150,000 shares owned by Duchossois Industries, Inc., are the same shares listed as beneficially owned by Mr. Craig J. Duchossois.

(5)
Includes 245,478 shares issuable under currently exercisable options.

(6)
Directors Emeriti are entitled to attend meetings of the Board of Directors but do not have a vote on matters presented to the Board. Prior to September 2000, the Bylaws provided that once a director is 72 years of age, he could not stand for re-election but assumed Director Emeritus status as of the annual meeting following his current term of service as a director. The Chairman of the Board could continue to serve as a director notwithstanding this provision. The Board of Directors amended the Bylaws in 2000 to eliminate the age limitation on election as a director. In 2002, the Board of Directors amended the Bylaws to require that once a director is 70 years of age, he cannot stand for re-election but assumes Director Emeritus status upon the expiration of his current term following the date on which he is no longer qualified for election due to age.

Compensation and Committees of the Board of Directors

        Four (4) meetings of the Board of Directors were held during the last fiscal year. During 2002, directors, other than Directors Emeriti, were paid $750 for each meeting of the Board of Directors that they attended. Directors were paid $750 for each committee meeting they attended and each teleconference meeting in which they participated. Directors who did not reside in Louisville were reimbursed for their travel expenses. Directors, other than Directors Emeriti, received a retainer of $6,000 for 2002 and Directors who served as committee chairmen received an additional $2,000 for a total retainer of $8,000 for 2002. The Chairman of the Board of Directors received an additional $5,000 for a total retainer of $11,000 for 2002. Directors Emeriti were not paid any compensation for attending meetings. They were entitled to have their expenses reimbursed.

        The Company currently has four (4) standing committees: the Executive, Audit, Compensation and Strategic Planning Committees. No Director Emeritus serves on any Board committee.

Executive Committee

        The Executive Committee is authorized, subject to certain limitations set forth in the Company's Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee are as follows:

January to June 2002	Since June 2002
J. David Grissom, Chairman	J. David Grissom, Chairman
Charles W. Bidwill, Jr.	Charles W. Bidwill, Jr.
Richard L. Duchossois	Richard L. Duchossois
Carl F. Pollard	Brad M. Kelley
Thomas H. Meeker
Carl F. Pollard

        Fourteen (14) meetings of the Executive Committee were held during the last fiscal year.

Audit Committee

        The Audit Committee is responsible for annually examining the financial affairs of the Company, including consultation with the Company's auditors. Except as noted below, the members of the Audit Committee meet the independence requirements of the Audit Committee Policy of the National Association of Securities Dealers listing standards. The members of the Audit Committee are as follows:

January to June 2002	Since June 2002
Darrell R. Wells, Chairman	Darrell R. Wells, Chairman
Robert L. Fealy*	Leonard S. Coleman, Jr.
Daniel P. Harrington	Robert L. Fealy*
G. Watts Humphrey, Jr.	Daniel P. Harrington

        Five (5) meetings of the Audit Committee were held during the last fiscal year.

        *Mr. Fealy, who is not a current employee of the Company or an immediate family member of a current employee, is not independent as defined in Rule 4200 of the National Association of Securities Dealers listing of standards because he is employed as an executive officer of Duchossois Industries, Inc. which, within the past three (3) years, has received payments, as the result of the Arlington merger, that exceed 5% of the Company's gross revenues in any of those three years. Mr. Fealy was appointed to the Audit Committee in 2001 because the Board determined his membership was required by the best interests of the Company and its shareholders due to his extensive experience in finance, including serving as a chief financial officer for various entities.

Compensation Committee

        The Compensation Committee administers the Company's executive compensation plans, including its Supplemental Benefit Plan, any incentive compensation plan, any deferred compensation plan, any stock option plan and any employee stock purchase plan, and reviews and approves the compensation of the Company's Chief Executive Officer. The Compensation Committee consists of not fewer than two (2) directors who are not officers or employees of the Company or any of its subsidiaries. The members of the Compensation Committee are as follows:

January to June 2002	Since June 2002
Frank B. Hower, Chairman	Craig J. Duchossois, Chairman
Craig J. Duchossois	G. Watts Humphrey
G. Watts Humphrey	Dennis D. Swanson
Dennis D. Swanson	Darrell R. Wells
Darrell R. Wells

        Five (5) meetings of the Compensation Committee were held during the last fiscal year.

Strategic Planning Committee

        The Strategic Planning Committee is responsible for planning the objectives and direction for the Company's strategic goals and development activities. The members of the Strategic Planning Committee are as follows:

G. Watts Humphrey, Jr., Chairman
Robert L. Fealy
J. David Grissom
Thomas H. Meeker
Carl F. Pollard

        Three (3) meeting of the Strategic Planning Committee were held during the last fiscal year.

        The Company does not have a standing nominating committee. All directors serving as Class I, II or III directors, except Mr. Kelley and Mr. Swanson, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committee on which they served.

Proposal To Approve the Churchill Downs Incorporated
2003 Stock Option Plan
(Proposal No. 2)

        On March 13, 2003, the Board of Directors adopted the Churchill Downs Incorporated 2003 Stock Option Plan (the "2003 Option Plan"), subject to approval by the Company's shareholders. The purpose of the 2003 Option Plan is to promote the Company's interests by affording an incentive to key employees to remain in the employ of the Company and its subsidiaries and to use their best efforts on its behalf and to aid the Company and its subsidiaries in attracting, maintaining and developing capable personnel of a caliber required to ensure the continued success of the Company.

        Also, on March 13, 2003, the Board of Directors suspended the Churchill Downs Incorporated 1997 Stock Option Plan (the "1997 Option Plan"), subject to and effective as of the date of approval of the 2003 Stock Option Plan by the shareholders at the Annual Meeting. As of [March 13], 2003, there were stock options granted under the 1997 Option Plan covering [733,925] shares of Common Stock held by [50] persons and [451,471] shares of Common Stock available for future awards under the 1997 Option Plan. If the 2003 Option Plan is approved, no further stock options will be granted under the 1997 Option Plan, and it is expected that the 2003 Option Plan will provide a sufficient number of shares for awards thereunder through the year 2004.

        Approval of the 2003 Option Plan by the Company's shareholders is required under the terms of the 2003 Option Plan and is required to qualify the options for favorable tax treatment as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2003 Option Plan will not become effective unless approved by the holders of record of a majority of the shares of the Company's Common Stock present in person or represented by proxy and voting at the Annual Meeting.

        UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO APPROVE THE 2003 OPTION PLAN.

        The following constitutes a brief discussion of the material features of the 2003 Option Plan and is qualified in its entirety by reference to the copy of the 2003 Option Plan which is attached as Exhibit A to this Proxy Statement. The 2003 Option Plan permits the grant of both incentive stock options or ISOs, within the meaning of Section 422 of the Code, and nonqualified stock options or NSOs. Key employees designated by the Committee, including officers of the Company, may be granted incentive and nonqualified stock options. As of April 18, 2003, the Company had approximately 1,200 full-time employees.

        Options granted under the 2003 Option Plan may be accompanied by stock appreciation rights or SARs. The grant of an SAR permits the optionee to surrender an option and receive in exchange cash or shares of Common Stock with a value equal to the excess of the fair market value of the stock subject to the option over the exercise price.

        The 2003 Option Plan is administered by a committee of not fewer than two members of the Board of Directors, who are not officers or employees of the Company or its subsidiaries, who receive no compensation from the Company (other than as a director), and who meet the Nasdaq Stock Market "independence" requirements (the "Committee"). None of the members of the Committee is eligible to receive options under the 2003 Option Plan. The Committee selects the key employees who will be granted awards and determines the form, amount and manner of exercise of awards and fixes the limitations, restrictions and conditions applicable to awards, including the prices at which shares subject to options may be purchased. The Committee may provide in the option agreement for acceleration of the vesting of an option or SAR on a change in control (as defined in the 2003 Option Plan) in the Company or on the death or disability of the optionee, and in addition, on terms and conditions deemed appropriate by the Committee. The Committee may waive or modify any vesting requirement after the date on which an option is granted. Interpretations by the Committee of provisions of the 2003 Option Plan are final, conclusive and binding, and the Committee's interpretations may be made selectively and need not be uniform. The Committee determines all questions relating to the administration of the 2003 Option Plan.

        A total of 451,471 shares of Common Stock will be reserved for issuance under the 2003 Option Plan (representing [3.43]% of the total number of shares of Common Stock outstanding on April 18, 2003). Currently, 451,471 shares are reserved for issuance under the 1997 Option Plan, but upon approval of the 2003 Option Plan, the 1997 Option Plan will be suspended. The shares to be issued under the 2003 Option Plan will be currently authorized but unissued shares of Common Stock of the Company. The number of shares of the Company's Common Stock available under the 2003 Option Plan or under an option or SAR will be automatically adjusted in the event of a stock dividend, stock split, reorganization, merger, consolidation or a combination or exchange of shares. Shares of the Company's Common Stock subject to unexercised options that expire or are terminated prior to the end of the period during which options may be granted will be restored to the number of shares available for issuance under the 2003 Option Plan. Shares of Common Stock applied to the exercise price or payment of taxes upon an option exercise are added to shares available for future option grants, subject to the aggregate number of available shares. The 2003 Option Plan will be terminated on March 12, 2013.

        Each option granted under the 2003 Option Plan will be evidenced by an agreement which will establish the period in which the option may be exercised. The maximum term of each ISO is ten (10) years except for an ISO granted to an employee owning more than ten percent (10%) of the Common Stock ("Ten Percent Shareholder"). The exercise period for ISOs granted to a Ten Percent Shareholder will not exceed five (5) years from the date of grant. The exercise price per share of all ISOs granted under the 2003 Option Plan must be at least 100% of the fair market value of such shares on the date of grant or, in the case of an ISO granted to a Ten Percent Shareholder, 110% of the fair market value of such shares on such date. The exercise price of any NSO will be established by the Committee and is not required to be the fair market value of the shares as of the grant date. There is also a $100,000 limit on the value of stock (determined as of the date of grant) covered by ISOs that first become exercisable by an optionee in any calendar year.

        None of the options may be exercised until the optionee has remained employed by the Company or one of its subsidiaries for a period of time specified by the Committee in the option agreement, which shall not be less than six months. In addition, no part of any option may be exercised to the extent that the exercise would cause the optionee to have compensation from the Company for any year in excess of $1,000,000 and which is nondeductible by the Company pursuant to Section 162(m) of the Code and the regulations issued thereunder. The purchase price of the shares to be paid to the Company at the time of exercise may be paid in cash by the optionee or in such other consideration as the Committee deems appropriate, including Common Stock already owned by the optionee.

        An optionee may exercise an SAR only at such time as the related option may be exercised and only at such times as the fair market value of a share of Common Stock on the exercise date exceeds the option exercise price of the related option.

        Options granted pursuant to the 2003 Option Plan are not transferable except upon the death of an optionee, in which event, they may be transferred only by will or in accordance with and to the extent provided for in the laws of descent and distribution. If an optionee's employment with the Company shall terminate for any reason other than death, disability or retirement, all rights to exercise his options shall terminate at the earlier of three (3) months after the date of such termination of employment or three (3) months after the date of written notice of such employment termination, provided that if an employee is terminated for "cause," all rights to exercise options shall terminate on the date of termination, unless the Committee determines otherwise. If an optionee's employment with the Company is terminated due to death or disability, the optionee's options may be exercised at the earlier of the expiration date of the options or eighteen (18) months after the date of termination. If the optionee's employment terminates by reason of his retirement, unless provided otherwise in the option agreement, his right to exercise his options shall terminate at the earlier of the expiration date of the options or one (1) year after termination of employment. The Committee may provide in the option agreement for the lapse of an option or SAR sooner than the foregoing times, and the Committee may provide for the lapse of an option later than the foregoing times.

        ISOs granted under the 2003 Option Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the optionee of an ISO will not realize taxable income upon the grant or the exercise of the ISO. The Company will not receive an income tax deduction at either such time. If the optionee does not dispose of the shares of the Company's Common Stock acquired upon exercising an ISO within either (i) two (2) years after the grant of the ISO or (ii) one (1) year after the date shares of the Company's Common Stock are transferred to the optionee pursuant to the exercise of the ISO, the gain upon a subsequent disposition of the shares will be taxed at capital gain rates. If the optionee, within either of the above periods, disposes of the shares of the Company's Common Stock acquired upon exercise of the ISO, the optionee will recognize as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. The gain in excess of such amount recognized by the optionee as ordinary income would be taxed as long-term capital gain or short term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

        The exercise of an ISO will result in the excess of the stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.

        Upon exercise of an NSO granted under the 2003 Option Plan, which is subject to applicable income and employment tax withholding, or upon the exercise of an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock received over the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise of the NSO. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term capital gain or loss depending upon his holding period for the stock and upon the stock's subsequent appreciation or depreciation in value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the option.

        The holder of an SAR is taxed at ordinary income rates on the amount of cash or fair market value of stock received at the time the SAR is exercised.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO ADOPT THE CHURCHILL DOWNS INCORPORATED 2003 STOCK OPTION PLAN.

Equity Compensation Plan Information(1)

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	997,452	(3)(4)	$26.93	496,117	(5)
Equity compensation plans not approved by security holders	-0-		-0-	-0-
Total	997,452		$26.93	496,117

(1)
This table includes (i) aggregate data, including pricing, for shares presently committed under all equity compensation plans of the Company as of the end of the most recently completed fiscal year and (ii) aggregate data for shares still available to be issued under those plans.

(2)
The equity compensation plans of the Company which have been approved by the shareholders of the Company are the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan ("Stock Purchase Plan"), the Churchill Downs Incorporated 1993 Stock Option Plan ("1993 Plan") and the Churchill Downs Incorporated 1997 Stock Option Plan ("1997 Plan"). Both the 1993 Plan and the 1997 Plan allow one- to three-year option vesting periods and both Plans require that options expire ten (10) years after the date of grant, if not earlier under certain circumstances.

(3)
Of this total, 270,986 shares of Common Stock of the Company will be issued upon the exercise of outstanding options granted under the 1993 Plan and 726,466 shares of Common Stock of the Company will be issued upon the exercise of outstanding options granted under the 1997 Plan.

(4)
Because each participant in the Stock Purchase Plan has one option each plan year and that option consists of the number of shares which can be purchased, through exercise, at the end of the plan year using compensation deductions made throughout the plan year, no outstanding options, warrants or rights for a specific number of the Company's securities to be issued upon exercise existed at fiscal year's end and, therefore, none are included in this total for the Stock Purchase Plan.

(5)
Of this total, as of December 31, 2002, 6,203 shares of Common Stock of the Company remained available for future issuance under the 1993 Plan, 458,930 shares of Common Stock of the Company remained available for future issuance under the 1997 Plan, and 30,984 shares of Common Stock of the Company remained available for future issuance under the Stock Purchase Plan.

Amendments to Articles of Incorporation To
Eliminate Cumulative Voting
(Proposal No. 3)

        In the November 2002 election, Kentucky's voters approved an amendment to the Kentucky Constitution which eliminated the requirement for cumulative voting for directors of a Kentucky corporation. The Company's Articles of Incorporation currently provide for cumulative voting in the election of directors. The Board of Directors has unanimously approved and recommended that the shareholders adopt amendments to the Company's Articles of Incorporation, which, if approved by the shareholders, would eliminate cumulative voting in the election of directors. Under this proposal, Article VIII and Article X of the Company's Articles of Incorporation would be amended.

        Article VIII of the Articles of Incorporation would be amended to delete the current requirement for cumulative voting, so that it would read in its entirety as follows:

ARTICLE VIII
VOTING RIGHTS OF COMMON STOCK

        In stockholders' meetings each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the corporation. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock of the corporation shall constitute a quorum at all stockholders' meetings.

        In addition, Article X of the Articles of Incorporation would be amended to delete language providing that directors may not be removed without cause in case the votes cast against such removal would be sufficient, if voted cumulatively for the director, to elect the director, and to make certain technical corrections and delete historical information. Article X of the Articles of Incorporation, as amended, would read in its entirety as follows:

ARTICLE X
DIRECTORS

        The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine (9) nor more than twenty-five (25) directors, the exact number of directors to be determined by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.

        At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article X unless expressly provided by such terms.

        Any director or the entire Board of Directors may be removed from office without cause by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class.

        Notwithstanding any other provision of these Articles or the bylaws of the corporation and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X, unless such action has been previously approved by a three-fourths vote of the whole Board of Directors.

        Following approval of the amendment to Kentucky's Constitution in November 2002, shareholders of Kentucky corporations do not have the right to cumulate their votes for directors unless the articles of incorporation so provide. In addition, under Kentucky law, if a corporation's articles of incorporation provide for cumulative voting, a director shall not be removed if the number of votes sufficient to elect such director under cumulative voting is voted against removal, and if cumulative voting is not provided in the articles of incorporation, a director may be removed only if the number of votes cast to remove exceeds the number of votes cast not to remove. The Company's Articles of Incorporation presently provide for cumulative voting.

        In an election of directors in which cumulative voting is invoked by the shareholders, each share has a number of votes equal to the number of directors to be elected, and each shareholder may allocate his or her cumulative votes among as many candidates and in such proportions as the shareholder chooses. In the absence of cumulative voting, a shareholder's votes are spread equally among all candidates for whom the shareholder votes. Thus, under cumulative voting minority shareholders may concentrate all of their votes on one candidate and could elect one or more candidates to the Board who might not otherwise have received enough votes to be elected. Without cumulative voting, the holders of a majority of shares have the power to elect the entire Board of Directors.

        If the proposal to eliminate cumulative voting is approved, the ability of an organized block of minority shareholders to elect a representative to the Board of Directors without the cooperation of shareholders owning a majority of the voting shares would be greatly reduced or eliminated. Under some circumstances the elimination of cumulative voting could have an anti-takeover effect by making it more difficult for a hostile potential acquirer holding a minority block of shares to obtain representation on the Board. Under other circumstances, however, the existence of cumulative voting can have an anti-takeover effect by making it more difficult for a hostile potential acquirer who obtains a majority but not all shares from consolidating control of the Company.

        Approval of the proposed amendments may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to monitor, change or influence the management or policies of the Company. In addition, under certain circumstances, the proposed amendment, along with other measures that may be viewed as having anti-takeover effects, may discourage an unfriendly acquisition or business combination involving the Company that a shareholder might consider to be in such shareholder's best interest, including an unfriendly acquisition or business combination that might result in a premium over the market price for the shares held by the shareholder. For example, the proposed amendment may discourage the accumulation of large minority shareholdings (as a first step toward an unfriendly acquisition or business combination proposal or otherwise) by persons who would not effect that acquisition without being assured of representation on the Board of Directors.

        The Board of Directors believes that approval of the proposed amendments is in the best interests of the Company and its shareholders. The Board recommends the elimination of cumulative voting because one of the principal results of cumulative voting is to make it more likely that an individual or group of individuals, owning less than a plurality of the Company's Common Stock, could obtain representation on the Board. Such an individual or group may have interests and goals inconsistent with, or even actively conflicting with, the best interests of a majority of the shareholders.

        The Company's Board of Directors believes that each director should represent the interests of all shareholders rather than the narrow interests of a special constituency. The proposal eliminates the possession of voting rights by shareholders that are disproportionate to their respective share holdings.

        While the elimination of cumulative voting may impact the voting rights of certain minority shareholders, the Board of Directors believes the advantages of the proposed amendments to the Company's Articles of Incorporation outweigh any disadvantages. Further, the Company's shareholders, as a matter of practice, have not exercised the right of cumulative voting in the election of the Directors in recent years.

        The adoption of the proposed amendments to the Articles of Incorporation of the Company requires that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. Proxies received in response to this solicitation will be voted in favor of the proposal unless the shareholder otherwise instructs.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

Compensation Committee Report on Executive Compensation

        Under rules established by the SEC, the Compensation Committee is required to disclose: (1) the Compensation Committee's compensation policies applicable to the Company's executive officers; (2) the relationship of executive compensation to Company performance; and (3) the Compensation Committee's bases for determining the compensation of the Company's Chief Executive Officer ("CEO"), Thomas H. Meeker, for the most recently completed fiscal year. Pursuant to these requirements, the Compensation Committee has prepared this report for inclusion in the Proxy Statement.

        The Compensation Committee consists of four (4) independent Directors, none of whom has ever been employed by the Company. The Compensation Committee annually reviews executive officer compensation and makes recommendations to the Board of Directors on all matters related to the structure of the Company's executive compensation programs. The Compensation Committee's authority and oversight extend to total executive compensation, including base salaries, incentive and other compensation programs, supplemental benefit plans, deferred compensation plans, stock option plans and stock purchase plans, for the Company as well as the administration of the employment contracts of the Company's chief executive officer and chief financial officer. The Compensation Committee also reviews compensation data from comparable companies.

        The fundamental philosophy of the Compensation Committee is to assure that the Company's compensation program for executive officers links pay to business strategy and performance in a manner which is effective in attracting, motivating and retaining key executives while also providing performance incentives which will inure to the benefit of executive officers and shareholders alike. The objective is to provide total compensation commensurate with Company performance by combining salaries and benefits that are competitive in the marketplace with incentive opportunities established by the Compensation Committee which are competitive with median levels of competitors' incentive compensation. The Compensation Committee has determined that as an executive's level of responsibility increases, a greater portion of his or her compensation should be based upon the Company's performance. The Compensation Committee also believes that the Company's compensation program should include an individual performance component to reward employees whose job performance does not directly affect revenues.

        The Compensation Committee has structured executive compensation based upon this philosophy. There are three (3) basic elements of the Company's executive compensation program, each determined by individual and corporate performance: (1) base salary compensation, (2) annual variable performance incentive compensation earned under the Company's 1997 Incentive Compensation Plan (the "ICP") and (3) stock option grants made under the Company's 1993 Stock Option Plan (the "1993 Option Plan"), and stock option grants and stock appreciation rights under the Company's 1997 Stock Option Plan (the "1997 Option Plan") (the 1993 Option Plan and the 1997 Option Plan are, collectively, the "Option Plans").

        Base salaries are targeted to be competitive with similar positions in comparable companies. In determining base salaries, the Compensation Committee also takes into account individual experience and performance and issues specific to the Company.

        The ICP is designed to reward employees' short term performance by providing for the award of a cash bonus if annual goals based upon the Company's pre-tax earnings, as well as the performance of the employee and the corporate center or business unit in which the employee works, are achieved. The award of bonuses is based initially on the Company's achievement of certain target pre-tax earnings goals established by the Compensation Committee. By amendment of the ICP to apply retroactively to 2002, the Compensation Committee, in its calculation of pre-tax earnings, has discretion to exclude or include extraordinary revenues and expenses. The Committee exercised its discretion to exclude the extraordinary expense related to Ellis Park in the calculation of pre-tax earnings for purposes of determining bonuses for

2002. The amount of each bonus is then determined by the Company's performance [measured by earnings (computed before taxes but after recognition of awards made under the ICP)], by the performance of the corporate center or business unit in which that employee works and by that employee's performance.

        The third component of executive compensation is the 1993 Option Plan and the 1997 Option Plan. The Compensation Committee believes that the granting of options and stock appreciation rights to officers of the Company, including Mr. Meeker, will further the Company's goals of attracting, motivating and retaining employees while also providing compensation which links pay to the Company's long-term performance. During 2002, all officers were granted a total of 118,599 nonqualified stock options and 91,486 incentive stock options. All of these options are exercisable in 2005 and all were granted under the 1997 Option Plan. The Option Plans provide for cashless exercises through broker's transactions.

        The Compensation Committee believes that the Option Plans are integral to a performance based compensation package because their reward is based upon the Company's long-term performance. The Option Plans allow the Company to further tie compensation to performance of the Company with a possibility of increasing the total compensation package of its executives without an equivalent cash outlay by the Company.

        Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Each year, Mr. Meeker's base salary is set by the Compensation Committee after considering the Company's overall financial performance in light of the Company's strategic development initiatives. For 2002, Mr. Meeker's annual base salary was set at $450,000. Mr. Meeker's base salary is adjusted periodically to incorporate cost of living increases and to keep his salary competitive with similar positions in comparable companies. Mr. Meeker's bonus is determined by the Company's performance measured by earnings.

Compensation Committee
Craig J. Duchossois, Chairman
G. Watts Humphrey, Jr.
Dennis D. Swanson
Darrell R. Wells

Compensation Committee Interlocks and Insider Participation

        The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption.

Performance Graph

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of a peer group index and the NASDAQ Market Index for the period of approximately five (5) fiscal years commencing January 1, 1998 and ending December 31, 2002. The peer group index used by the Company is the Media General Leisure Industry Group index, which is a published industry peer index of companies engaged in the leisure industry. As its broad equity market index, the Company uses the NASDAQ Market Index which measures the performance of stocks listed on the NASDAQ National Market and the NASDAQ Small Cap Market. The graph depicts the result of an investment of $100 in the Company, the NASDAQ Market Index and the Media General Leisure Industry Group index. Because the Company has historically paid dividends on an annual basis, the performance graph assumes that dividends were reinvested annually.

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02
Churchill Downs	$100	$152.24	$106.67	$143.38	$180.38	$188.75
Leisure Industry	$100	$116.29	$117.24	$106.23	$107.93	$96.55
NASDAQ	$100	$141.04	$248.76	$156.35	$124.64	$86.94

Executive Compensation

        The following table sets forth the remuneration paid during the last three (3) fiscal years by the Company to [i] Mr. Meeker, the President and CEO of the Company, and [ii] each of the Company's four (4) most highly compensated executive officers in fiscal year 2002 who were serving as executive officers at the end of 2002 (collectively the "named executive officers").

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION							LONG-TERM COMPENSATION
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation(2)		Securities Under- lying Options/ SARS(#)		All Other Compensation (3)
Thomas H. Meeker President, Chief Executive Officer and Director	2002 2001 2000	$450,000 450,000 321,360	(4) (4)	$191,250 180,000 159,073	(4) (4)	$154,248 290,000 87,100	(5)	36,445 34,404 31,130		$27,198 20,039 11,968
Frederick M. Baedeker, Jr. President, Churchill Downs California Company	2002 2001 2000	$261,495 255,000 250,000	(4) (4)	$98,228 33,469 107,188		-0- -0- -0-		12,063 11,102 9,800		$11,798 13,950 2,856
Robert L. Decker Executive Vice President and Chief Financial Officer(6)	2002 2001 2000	$266,500 260,000 237,900	(4) (4) (4)	$109,709 94,900 103,457	(4) (4)	-0- -0- -0-		18,450 16,979 14,988	(7)	$314,078 16,498 22,479	(8)
John R. Long Executive Vice President and Chief Operating Officer; President, Churchill Downs Management Company	2002 2001 2000	$266,500 260,000 247,200		$84,828 82,160 93,874	(4)	-0- -0- -0-		18,450 16,979 14,988		$7,210 11,237 128,199
Alexander M. Waldrop President and General Manager of Churchill Downs Racetrack	2002 2001 2000	$225,500 220,000 183,550	(4) (4) (4)	$54,632 63,525 76,288	(4) (4)	-0- -0- -0-		8,613 9,578 8,455		$12,650 14,877 17,058

(1)
In 2000, 2001 and 2002, bonuses were paid in cash pursuant to the Company's Incentive Compensation Plans then in effect. See "Compensation Committee Report on Executive Compensation."

(2)
Includes the expense of a Supplemental Benefit Plan of which Mr. Meeker is currently the only participant. See the Compensation Committee Report on Executive Compensation above and discussion regarding the Supplemental Benefit Plan below.

(3)
Consists of life insurance premiums paid by the Company with respect to certain term life insurance payable on the officer's death to beneficiaries designated by him and, further, includes amounts contributed by the Company to the officer's account under the Company's Profit Sharing Plan. Amounts attributable to such term life insurance are as follows:

	Mr. Meeker	Mr. Baedeker	Mr. Decker	Mr. Long	Mr. Waldrop
2002	$3,078	$1,788	$1,822	$1,822	$1,543
2001	7,548	1,780	1,816	1,816	1,539
2000	3,468	2,856	1,175	1,226	2,176

        Pursuant to the Company's Profit Sharing Plan and Deferred Compensation Plan, the Company matches employees' contributions (which in 2002 were limited under the Profit Sharing Plan to 4% of annual compensation or bi-weekly contributions and matching contributions in excess of such limit were made pursuant to the Deferred Compensation Plan). The Company also makes discretionary contributions. Amounts contributed by the Company, including discretionary contributions, on behalf of the named executive officers are as follows:

	Mr. Meeker	Mr. Baedeker	Mr. Decker	Mr. Long	Mr. Waldrop
2002	$24,120	$10,010	$12,256	$5,388	$11,107
2001	12,491	12,170	14,682	9,421	13,338
2000	8,500	-0-	21,304	-0-	14,882
(4)
Includes certain amounts deferred under the Company's Deferred Compensation Plan.

(5)
The accrual for 2002 includes an adjustment to the related reserve to account for changes in assumptions and anticipated compensation levels. Future increases to the reserve, assuming current compensation levels, should not be significant.

(6)
Mr. Decker was employed as an executive officer of the Company at the end of 2002, but retired on December 31, 2002.

(7)
All options granted to Mr. Decker which had not vested, and therefore were not exercisable, as of December 31, 2002, his last day as an employee of the Company, including those granted to him in 2002, were terminated on December 31, 2002.

(8)
Includes $300,000 as Retirement Pay to be paid in 2003.

        The following table provides information with respect to the named executive officers concerning options granted during 2002:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees Fiscal Year 2002 (%)	Exercise or Base Price ($)	Expiration Date	Grant Date Present Value ($)(12)
Thomas H. Meeker	5,147(2)	2.44%	$35.95	6/19/2012	$105,083
	31,298(3)	14.89%	$38.92	11/12/2012	$653,092
Frederick M. Baedeker, Jr.	1,661(4)	.79%	$35.95	6/19/2012	$33,911
	10,402(5)	4.95%	$38.92	11/12/2012	$217,057
Robert L. Decker	2,540(6)	1.20%	$35.95	6/19/2012	$51,857
	15,910(7)	7.57%	$38.92	11/12/2012	$331,992
John R. Long	2,540(8)	1.20%	$35.95	6/19/2012	$51,857
	15,910(9)	7.57%	$38.92	11/12/2012	$331,992
Alexander M. Waldrop	1,433(10)	.68%	$35.95	6/19/2012	$29,256
	7,180(11)	3.41%	$38.92	11/12/2012	$149,824

(1)
The 94,021 options granted in 2002 to the named executive officers are composed of incentive stock options, as defined under the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The exercise price of these options, whether incentive stock options or non-qualified stock options, is the fair market value of the shares on the date of their grant.

(2)
Of the 5,147 options granted to Mr. Meeker in June 2002, 2,781 are incentive stock options and 2,366 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (June 20, 2005) and were granted under the 1997 Option Plan.

(3)
Of the 31,298 options granted to Mr. Meeker in November 2002, all are non-qualified stock options which vest on the third anniversary of the date of grant (November 13, 2005) and were granted under the 1997 Option Plan.

(4)
Of the 1,661 options granted to Mr. Baedeker in June 2002, all are incentive stock options which vest on the third anniversary of the date of grant (June 20, 2005) and were granted under the 1997 Option Plan.

(5)
Of the 10,402 options granted to Mr. Baedeker in November 2002, 1,035 are incentive stock options and 9,367 are non-qualified stock options which vest on the third anniversary of the date of grant (November 13, 2005) and were granted under the 1997 Option Plan.

(6)
Of the 2,540 options granted to Mr. Decker in June 2002, all are incentive stock options which vest on the third anniversary of the date of grant (June 20, 2005) and were granted under the 1997 Option Plan. All options granted to Mr. Decker in 2002 were terminated on December 31, 2002, his last day of employment with the Company.

(7)
Of the 15,910 options granted to Mr. Decker in November 2002, 15,687 are incentive stock options and 223 are non-qualified stock options which vest on the third anniversary of the date of grant (November 13, 2005) and were granted under the 1997 Option Plan. All options granted to Mr. Decker in 2002 were terminated on December 31, 2002, his last day of employment with the Company.

(8)
Of the 2,540 options granted to Mr. Long in June 2002, all are incentive stock options which vest on the third anniversary of the date of grant (June 20, 2005), and were granted under the 1997 Option Plan.

(9)
Of the 15,910 options granted to Mr. Long in November 2002, 15,687 are incentive stock options and 223 are non-qualified stock options which vest on the third anniversary of the date of grant (November 13, 2005) and were granted under the 1997 Option Plan.

(10)
Of the 1,433 options granted to Mr. Waldrop in June 2002, all are incentive stock options which vest on the third anniversary of the date of grant (June 20, 2005), and were granted under the 1997 Option Plan.

(11)
Of the 7,180 options granted to Mr. Waldrop in November 2002, 5,935 are incentive stock options and 1,245 are non-qualified stock options which vest on the third anniversary of the date of grant (November 13, 2005) and were granted under the 1997 Option Plan.

(12)
The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for grants in 2002, respectively: dividend yield of 1.3020% in 2002; risk-free interest rate of 4.32%; and the expected lives of options of 8.1 years, and a volatility of 56.2694% for grants made June 20, 2002; and dividend yield of 1.3020% in 2002; risk-free interest rate of 3.2250%; and the expected lives of options of 8.1 years, and a volatility of 55.1045% for grants made November 13, 2002.

        The following table provides information with respect to the named executive officers concerning unexercised options held as of December 31, 2002:

AGGREGATE YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at year end (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at year end ($)(1) Exercisable/ Unexercisable
Thomas H. Meeker	0	0	245,478/101,979	$4,190,372/778,805
Frederick M. Baedeker, Jr.	0	0	10,500/32,965	$159,080/225,232
Robert L. Decker(2)	24,948	$513,506	23,460/0	$312,529/0
John R. Long	0	0	20,000/50,417	$200,301/247,737
Alexander M. Waldrop	0	0	43,967/26,646	$764,636/194,315

(1)
Closing bid as of the last trading day of 2002 (December 31, 2002) minus the exercise price. The closing bid was $38.08.

(2)
All options granted to Mr. Decker which had not vested, and therefore were not exercisable, as of December 31, 2002, his last day as an employee of the Company were terminated on December 31, 2002.

        The Company maintains a Supplemental Benefit Plan (the "Plan") in which Mr. Meeker is currently the only participant. The Plan provides that if a participant remains in the employ of the Company until age 55 or becomes totally and permanently disabled, the participant will be paid a monthly benefit equal to 45% of the "highest average monthly earnings," as defined in the Plan, prior to the time of disability or age 55, reduced by certain other benefits as set forth in the Plan. Benefits commence at retirement on or after attainment of age 55, and continue as a 50% joint and survivor annuity. The benefit payable under the Plan is increased by 1% for each year Mr. Meeker remains in the employment of the Company after age 55, to a maximum benefit of 55% of the highest average monthly earnings at age 65. The Plan further provides that the monthly benefit will be reduced by [a] 100% of the primary insurance amount under social security payable to a participant determined as of the later of the participant's retirement date or attainment of age 62; [b] 100% of the participant's monthly benefit calculated in the form of a 50% joint and survivor annuity under the Company's terminated Pension Plan; [c] 100% of the monthly income option calculated as a 50% joint and survivor annuity from the cash surrender value of all life insurance policies listed on a schedule attached to the participant's plan agreement; and [d] 100% of the employer contributions and any employee contributions up to a maximum of $2,000 per year allocated to the participant's accounts under the Company's Profit Sharing Plan, calculated in the form of a 50% joint and survivor annuity payable on his retirement date. If Mr. Meeker retires at age 59 or later (a) the reduction for Social Security is 50% of the primary insurance amount rather than 100% of that amount; (b) the reduction for the life annuity from the life insurance cash surrender value is eliminated; and (c) the reduction for the life annuity from employee contributions to the Company's Profit Sharing Plan is eliminated. The estimated annual benefit payable at age 65 to Mr. Meeker under the Plan is $293,168. This estimate is based upon the following assumptions: (a) 8% annual earnings under the Company's Profit Sharing Plan; (b) Mr. Meeker's salary remains constant, and (c) the maximum wage base for determining the Social Security offset remains constant.

Employment Agreement and Change in Control Agreement

        Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Mr. Meeker's compensation for 2003 includes a base salary of $450,000 per year, reimbursement for travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile, payment of dues for one (1) country club and any other professional or business associations, and a $250,000 life insurance policy. Mr. Meeker's employment may be terminated by the Company prior to the expiration of his employment agreement only if he willfully fails to perform his duties under his employment agreement or otherwise engages in misconduct that injures the Company. Pursuant to Mr. Meeker's employment agreement, in the event of both a "change in control" of the Company and, within one (1) year of such "change in control," either termination of Mr. Meeker's employment by the Company without "just cause" or his resignation, the Company will pay to Mr. Meeker an amount equal to three (3) times his average annual base salary over the prior five (5) years. A "change in control" is defined generally to include the sale by the Company of all or substantially all of its assets, a consolidation or merger involving the Company, the acquisition of over 30% of the Common Stock in a tender offer or any other change in control of the type which would be required to be reported under the Federal securities laws; however, a "change in control" will not be deemed to have occurred in the case of a tender offer or change reportable under the Federal securities laws, unless it is coupled with or followed by the election of at least one-half of the directors of the Company to be elected at any one (1) election and the election of such directors has not been previously approved by at least two-thirds of the directors in office prior to such change in control.

        In March of 1997, the Company and Mr. Decker entered into an employment agreement whereby Mr. Decker was employed as the Company's Senior Vice President, Finance and Development, and Chief Financial Officer. As of January 1999, Mr. Decker became the Company's Executive Vice President and Chief Financial Officer. Mr. Decker's employment agreement terminated as of December 31, 2002, when he retired from the Company.

Certain Relationships and Related Transactions

        During the past fiscal year, the Company did not engage in any transactions in which any director, officer or 5% shareholder of the Company had any material interest, except as described below.

        Directors of the Company may from time to time own or have interests in horses racing at the Company's tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Racing Commission, the Illinois Racing Board, the Indiana Horse Racing Commission, the California Horse Racing Board or the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering, and no director receives any extra or special benefit with regard to having his horses selected to run in races or in connection with the actual running of races.

        One or more directors of the Company have an interest in business entities which contract with the Company (including its wholly or partially owned subsidiaries), Hoosier Park, L.P. ("Hoosier Park"), Churchill Downs California Company and Churchill Downs California Fall Operating Company (collectively, "Hollywood Park"), Calder Race Course, Inc., and Tropical Park, Inc. (collectively, "Calder"), Arlington Park Racecourse, LLC ("Arlington Park") and Ellis Park, Inc. ("Ellis Park") (collectively, "Affiliates"), for the purpose of simulcasting the Kentucky Derby and other races and the acceptance of intrastate or interstate wagers on such races. In such case, no extra or special benefit not shared by all others so contracting with the Company is received by any director or entity in which such director has an interest.

        Mr. Charles W. Bidwill, Jr., a director of the Company, is the Chairman and a 14.42% owner of National Jockey Club. In 2002 National Jockey Club and Hawthorne Race Course, Inc., doing business together as Hawthorne National LLC and the Company and its Affiliates were parties to simulcasting contracts whereby National Jockey Club was granted the right to simulcast the Affiliates' respective races and the Company's races, including the Kentucky Oaks-Grade I race and the Kentucky Derby—Grade I race. In consideration for these rights, National Jockey Club paid to the Company 7.80% of its gross handle on common pool wagers and 9.20% of its gross handle on Illinois separate pool wagers on the Kentucky Oaks—Grade I race and the Kentucky Derby—Grade I race, 3.50% of gross handle on other races simulcast from Churchill Downs and 3.30% of gross handle on simulcast races from Hollywood Park Racetrack. In 2002, National Jockey Club and the Company and its Affiliates were also parties to simulcasting contracts whereby the Company and its Affiliates were granted certain rights to simulcast National Jockey Club's thoroughbred races. In consideration for these rights, the Company and its Affiliates paid to National Jockey Club 3.0% of each track's respective gross handle on the National Jockey Club's simulcast races. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 2002, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. National Jockey Club received no extra or special benefit as a result of the Company's relationship with Mr. Bidwill.

        Mr. Brad M. Kelley, a director and [8.86]% owner of the Company, is a member and the majority owner (52%) of Kentucky Downs, LLC ("Kentucky Downs"). The Company has a 24% ownership interest in Kentucky Downs, a thoroughbred racing association which also serves as a pari-mutuel off-track betting facility receiving simulcast transmissions of races conducted at the Company's racetracks. In 2002, Kentucky Downs and the Company and its Affiliates were parties to simulcasting contracts whereby Kentucky Downs was granted the right to simulcast the Company's and its Affiliates' respective races. In consideration for these rights with regard to the Company and Ellis Park, Kentucky Downs paid to the Company and to Ellis Park, respectively, the percentages of moneys wagered which are required by KRS 230.377, et seq. In consideration for these rights, with respect to the other Affiliates, Kentucky Downs paid 3.35% of its gross handle on races simulcast from Hollywood Park, 3.00% of its gross handle on races simulcast from Calder Race Course, and 3.00% on the other races simulcast from Affiliates. In 2002, Kentucky Downs and the Company and its Affiliates, except Hollywood Park, were also parties to simulcasting contracts whereby the Company and its Affiliates were granted the right to simulcast Kentucky Downs' thoroughbred races. In consideration for these rights with regard to the Company and Ellis Park, the Company and Ellis Park, respectively, paid to Kentucky Downs the percentages of moneys wagered which are required by KRS 230.377, et seq. In consideration for these rights, Hoosier Park, Arlington Park and Calder, respectively, paid to Kentucky Downs 3.00% of each track's gross handle on races simulcast from Kentucky Downs. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform within Kentucky and throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 2002, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. Kentucky Downs received no extra or special benefit as a result of the Company's relationship with Mr. Kelley.

        On September 8, 2000, Arlington, then a wholly-owned subsidiary of the Company, entered into a lease and option to purchase agreement ("Lease") by which Arlington leases from Duchossois Industries, Inc. approximately 68 acres of real estate adjacent to the racetrack in Arlington Heights, Illinois, for use in Arlington's backside operations. For 2002, Arlington paid $285,932 to Duchossois Industries, Inc., pursuant to the Lease.

        Thomas H. Meeker, President and Chief Executive Officer of the Company, is currently indebted to the Company in the principal amount of $65,000, represented by his demand note bearing interest at 8% per annum (payable quarterly) and payable in full upon termination of Mr. Meeker's employment with the Company for any reason. This indebtedness arose in connection with Mr. Meeker's initial employment, pursuant to the terms of which he was granted a loan by the Company for the purpose of purchasing the Company's Common Stock.

        Steven P. Sexton, President of Churchill Downs Racetrack and former President of Arlington Park Racecourse, LLC, is indebted to the Company in the principal amount of $300,000, represented by his demand note dated July 6, 2001, bearing interest at 0% interest per annum and payable in full upon Mr. Sexton's resignation of employment; provided, however, this indebtedness will be forgiven in $60,000 increments each year for five consecutive years beginning in his sixth year of employment. The loan was made in connection with Mr. Sexton's initial employment in May of 2001, pursuant to the terms of which he was granted two loans by the Company, one of which has been repaid, for the purpose of purchasing a house and otherwise for Mr. Sexton's relocation to the Chicago area.

Independent Public Accountants

        At its meeting held on March 13, 2003, the Board of Directors adopted the recommendation of the Audit Committee and selected PricewaterhouseCoopers, LLP ("PwC"), to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31, 2003. PwC has served as the Company's independent public accountants and auditors since the Company's 1990 fiscal year.

        Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

        The aggregate fees incurred by the Company for services provided by PwC for the annual audit and for the quarterly reviews of the Company's financial statements for the year ended December 31, 2002, were approximately $316,342, of which an aggregate amount of $158,656 was billed to the Company through December 31, 2002.

Financial Information Systems Design and Implementation Fees

        During 2002, there were no fees billed to the Company by PwC for services concerning the design or implementation of systems that (i) gather the data underlying the financial statements or (ii) generate data significant to the financial statements taken as a whole.

All Other Fees

        For services other than those described in the two preceding sections ("Other Services"), the Company incurred aggregate fees in the amount of $289,200 during 2002, of which an aggregate amount of $284,500 was billed to the Company by PwC through December 31, 2002. Other Services include income tax consultation, tax return preparation, audits of employee benefit plans and other accounting consultation. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining PwC's independence.

Audit Committee Report

        The following is the report of the Company's Audit Committee relating to actions taken with respect to the Company's financial statements for the year 2002 and the related interim periods. All Committee actions are determined by the Committee Charter, previously approved by the Board, attached here as Exhibit B and incorporated herein by reference. The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements.

Specifically, we:

  •
  Reviewed and discussed with management and the auditors the Company's interim and annual financial statements for 2002.

  •
  Discussed with the auditors all matters required to be discussed under Statement on Auditing Standards No. 61, as amended, which sets forth required communication between external auditors and audit committees.

  •
  Received the written disclosures and letters from the auditors required by Independence Standards No. 1 regarding their independence, and discussed the auditors' independence with them.

  •
  Discussed with management and the auditors the quality and adequacy of the Company's internal controls.

Based on the above, we recommend to the Board of Directors that the audited financials be included in the Company's annual report of Form 10K, and that PricewaterhouseCoopers be re-appointed as auditors for 2003.

Members of the Audit Committee
Darrell R. Wells, Chairman
Leonard S. Coleman, Jr.
Robert L. Fealy
Daniel P. Harrington

Approval of Minutes of 2002 Shareholders' Meeting
and Other Matters (Proposal No. 4)

        The Board of Directors does not know of any matters to be presented to the Annual Meeting other than those specified above, except matters incident to the conduct of the Annual Meeting and the approval by a majority of the shares represented at the Annual Meeting of minutes of the 2002 Annual Meeting which approval does not amount to ratification of actions taken thereat. If, however, any other matters should come before the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their best judgment on such matters.

Multiple Shareholders Sharing the Same Address

        In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        This year, one or more brokers with accountholders who are Churchill Downs shareholders will be "householding" our proxy materials. A single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Churchill Downs Incorporated, Attn: Mary Ann Guenther, Corporate Counsel and Assistant Secretary, 700 Central Avenue, Louisville, Kentucky 40208, or contact Sue Carwile at 502-636-4400. If your broker is not currently householding (i.e., you received multiple copies of the Company's Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Proposals by Shareholders

        Any shareholder proposal that may be included in the Board of Directors' Proxy Statement and Proxy for presentation at the Annual Meeting of Shareholders to be held in 2004 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than January 6, 2004. Pursuant to the Company's Bylaws, proposals of shareholders intended to be presented at the Company's 2004 annual meeting of shareholders must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2004 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices not later than March 21, 2004, nor sooner than February 20, 2004. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

THOMAS H. MEEKER President and Chief Executive Officer
REBECCA C. REED Senior Vice President, General Counsel and Secretary

Louisville, Kentucky
May 5, 2003

PLEASE SIGN AND RETURN THE ENCLOSED PROXY
IF YOU CANNOT BE PRESENT IN PERSON

EXHIBIT A

CHURCHILL DOWNS INCORPORATED
2003 STOCK OPTION PLAN

        1.    Purpose.  The purpose of the Churchill Downs Incorporated 2003 Stock Option Plan is to promote Company's interests by affording an incentive to key employees to remain in the employ of Company and its Subsidiaries and to use their best efforts on its behalf; and further to aid Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of Company and its Subsidiaries by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in Company through the granting of incentive stock options and nonstatutory stock options to purchase Company's stock pursuant to the terms of the Plan and related stock appreciation rights.

        2.    Definitions.

                A.    "Board"  means Company's Board of Directors.

                B.    "Cause"  means (1) the willful and continued failure of the Optionee to perform substantially the duties of his or her employment, after written demand for substantial performance improvement is delivered to the Optionee by the Company that specifically identifies the manner in which the Company believes the Optionee has not substantially performed the duties of his or her employment, or (2) the willful engaging by the Optionee in illegal conduct or gross misconduct that is injurious to the business or reputation of the Company. The Board's determination that an Optionee's employment has been terminated for Cause shall be conclusive and binding.

                C.    "Change in Control"  means the first to occur of the following events:

                  (1)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding voting securities of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

                  (2)  individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Corporate Transaction), in each case, unless, immediately following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding Company Common Stock resulting from such Corporate Transaction or the Outstanding Company Voting Securities resulting from such Corporate Transaction, except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the Board of Directors of the Company resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial plan or of the action of the Board, providing for such Corporate Transaction; or

                  (4)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  (5)  Notwithstanding the foregoing, actions taken in compliance with the Stockholder's Agreement dated as of September 8, 2000, among the Company, Duchossois Industries, Inc. and subsequent signatories thereto, as amended from time to time, shall not be deemed a Change in Control.

                D.    "Code"  means the Internal Revenue Code of 1986, as amended.

                E.    "Committee"  means a committee of the Board consisting of not fewer than two (2) directors who (1) are not officers or employees of Company or a parent or subsidiary company, (2) receive no compensation from Company in any capacity other than as a director (except for amounts for which disclosure is not required under federal securities law), and (3) meet any "independence" requirements promulgated by the Nasdaq Stock Market and any stock exchange on which the Common Stock is listed or traded. The Committee shall be appointed by, and serve at the pleasure of, the Board to administer the Plan in accordance with Section 4.

                F.    "Common Stock"  means Company's common stock, no par value, or the common stock or securities of a Successor that have been substituted therefor pursuant to Section 11.

                G.    "Company"  means Churchill Downs Incorporated, a Kentucky corporation, with its principal place of business at 700 Central Avenue, Louisville, Kentucky 40208.

                H.    "Disability"  means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and that renders Optionee unable to engage in any substantial gainful activity. An Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Committee may require.

                I.    "ISO"  means an option to purchase Common Stock that at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

                J.    "NSO"  means a nonstatutory stock option to purchase Common Stock that at the time the option is granted does not qualify as an ISO.

                K.    "Option Price"  means the price to be paid for Common Stock upon the exercise of an option, in accordance with Section 6.E.

                L.    "Optionee"  means a key employee to whom an option has been granted under the Plan.

                M.    "Optionee's Representative"  means the personal representative of Optionee's estate, and after final settlement of Optionee's estate, the successor or successors entitled thereto by law.

                N.    "Plan"  means the Churchill Downs Incorporated 2003 Stock Option Plan as set forth herein, and as amended from time to time.

                O.    "SAR"  means a stock appreciation right described in Section 7.

                P.    "Subsidiary"  means any corporation that at the time an option is granted under the Plan qualifies as a subsidiary of Company as defined by Code Section 424(f).

                Q.    "Successor"  means the entity surviving a merger or consolidation with Company, or the entity that acquires all or a substantial portion of Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

                R.    "Ten Percent Shareholder"  means an employee who, at the time an option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company or Subsidiary employing Optionee or of its parent (within the meaning of Code Section 424(e)) or Subsidiary corporation.

        3.    Shares Subject to Plan.

                A.    Authorized Unissued Shares.  Subject to the provisions of Section 11, shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board, from the authorized unissued shares of Common Stock.

                B.    Aggregate Number of Shares.  Subject to adjustments and substitutions made pursuant to Section 11, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed four hundred fifty-one thousand four hundred seventy-one (451,471) of Company's authorized shares of Common Stock.

                C.    Re-Use of Shares.  If an option is canceled, forfeited, expires or terminates for any reason without having been exercised in full, the shares of Common Stock subject to, but not delivered under, such option shall again become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same key employee or other key employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan. If Common Stock is applied to pay the Option Price upon exercise of an option, or to pay taxes upon such exercise, the Common Stock so applied shall be added to the shares available for the granting of options, subject to the limit in Section 3.B on the aggregate number of available shares.

        4.    Plan Administration.  The Committee shall have full power and authority, in its sole discretion subject to the provisions of the Plan, to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems proper and in Company's best interests. Subject to the terms, and conditions of the Plan, the Committee shall have exclusive power and authority: [1] to determine the key employees to whom awards shall be granted; [2] to determine the times at which awards shall be granted; [3] to determine the form, amount, and manner of exercise of awards; [4] to grant any combination of ISOs, NSOs and SARs; [5] to determine the limitations, restrictions and conditions applicable to awards; [6] to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [7] to determine all other questions relating to the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services performed by such employees, their present and potential contributions to the success of Company or a Subsidiary and such other factors as the Committee in its discretion shall deem relevant. The interpretation of any provision of the Plan by the Committee shall be final, conclusive, and binding upon all persons, and the officers of Company shall cause Company to perform its obligations under the Plan in accordance with the determinations of the Committee in administering the Plan. The Committee's construction, interpretation and administration of the Plan, including the terms and conditions of options and its determinations with respect to options, need not be uniform and may be made selectively among Optionees and employees (whether or not such persons are similarly situated). The

Committee may determine at any time that an option may not be exercised as to less than 100 shares, or the remaining shares covered by the option if less than 100.

        5.    Eligibility.  Key employees of Company and its Subsidiaries shall be eligible to receive options under the Plan. Key employees to whom options may be granted under the Plan will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of Company and its Subsidiaries.

        6.    Terms and Conditions of Options.  Each option granted under the Plan shall be evidenced by an option agreement signed by Optionee and by a member of the Committee on behalf of Company. An option agreement shall constitute a binding contract between Company and Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such option agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Committee may deem appropriate.

                A.    $100,000 ISO Limitation.  The aggregate fair market value (determined as of the date an option is granted) of the Common Stock for which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of Optionee's employer corporation and its parent (within the meaning of Code Section 424(e)) or subsidiary (within the meaning of Code Section 424(f)) corporation shall not exceed $100,000. Options in excess of this limitation shall constitute NSOs.

                B.    Option Period.  Each option agreement shall specify the period during which the option is exercisable after it becomes vested, which period may extend beyond the applicable expiration date under Section 6.F. An option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The Committee may, after the date of grant, extend the exercise period, which period may extend beyond the applicable expiration date under Section 6.F; provided, however, that the period may not be extended without Optionee's consent if the extension would disqualify the option as an ISO. In no case shall such period, including extensions, exceed ten (10) years from the date of grant, provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five (5) years from the date of grant. No option shall be exercisable until the date that is six (6) months from the date on which the option is granted.

                C.    Option Vesting.  Each option agreement may specify that an option may not be exercised until the Optionee is vested in the option. An Optionee will become vested in an option after he or she has been continuously employed by the Company or a Subsidiary for a vesting period of not less than six (6) months. Subject to 6.D, the vesting period shall be designated in the option agreement and shall begin on the date on which the option is granted. The option agreement may provide for vesting in installments. Unless the vesting requirement is waived or modified as provided in Section 6.D, any unvested option shall be forfeited on the earlier of date of the Optionee's death or the date of the Optionee's termination of employment due to Disability or any other reason.

                D.    Acceleration of Option Vesting.  The Committee may, in its discretion, provide that the exercise dates of outstanding options shall accelerate and such options become exercisable on or after the date of a Change in Control or termination of Optionee's employment due to death, Disability or termination other than Cause and, in addition, on such terms and conditions deemed appropriate by the Committee and set forth in the Option Agreement. Also, the Committee may waive or modify any vesting requirement at any time for any reason after the date on which the option is granted. Notwithstanding any other provision of this Plan, no option shall be exercisable until the date that is six (6) months from the date on which the option is granted.

                E.    Option Price.  The Option Price per share of Common Stock shall be determined by the Committee at the time an option is granted. The Option Price for ISOs shall not be less than fair market value, or in the case of an ISO granted to a Ten Percent Shareholder one hundred ten percent (110%) of the fair market value, at date of grant. The fair market value of Common Stock shall be the closing high bid quotation for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, on the business day immediately preceding the date of grant. The Option Price shall be subject to adjustments in accordance with the provisions of Section 11. Subject to the approval of the Company's shareholders holding not less than a majority of the votes represented and entitled to vote at a duly held meeting of the Company's shareholders, the Committee may substitute new options for previously granted options, but with an exercise price per share based on fair market value on the new option grant date.

                F.    Option Expiration.  Subject to Section 6.B, an option shall expire and cease to be exercisable at the earliest of the following times:

                  [1]  ten (10) years after the date of grant; or

                  [2]  in the case of an ISO granted to a Ten Percent Shareholder, one (1) year after the date of grant; or

                  [3]  in the case of both an ISO and NSO, one (1) year after termination of employment with Company or a Subsidiary because of Optionee's retirement in accordance with the terms (as determined by the Committee) of the Company's tax-qualified retirement plans, attainment of such other retirement age as the Committee may designate from time to time, or with the consent of the Committee; or

                  [4]  eighteen (18) months after termination of employment with Company or a Subsidiary because of Optionee's death or Disability; or

                  [5]  the earlier of: [i] three (3) months after the date of Optionee's termination of employment with Company or a Subsidiary for any reason other than retirement as determined under Section 6.F(3), death or Disability; or [ii] three (3) months after the date on which written notice of such employment termination is delivered by Company to Optionee;

                  [6]  the date of notification to the Optionee that his or her employment is being terminated for Cause, unless the Committee determines otherwise (If an Optionee's employment with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Cause, all of the Optionee's rights under all options shall likewise be suspended during the period of the investigation); or

                  [7]  any earlier time set by the grant as provided in the option agreement.

                G.    Exercise By Optionee's Estate.  Upon Optionee's death, options may be exercised, to the extent exercisable by Optionee on the date of Optionee's death, by Optionee's Representative at any time before expiration of said options.

                H.    Leaves of Absence.  The Committee may, in its discretion, treat all or any portion of a period during which an Optionee is on military or an approved leave of absence as a period of employment with Company or Subsidiary for purposes of accrual of rights under the Plan. Notwithstanding the foregoing, in the case of an ISO, if the leave exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, Optionee's employment shall be deemed to have terminated on the 91st day of the leave.

                I.    Payment of Option Price.  Each option shall provide that the Option Price shall be paid to Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Common Stock already owned by Optionee having a total fair market value, as determined by the Committee, equal to the Option Price, or a combination of cash and

Common Stock having a total fair market value, as determined by the Committee, equal to the Option Price.

                J.    Manner of Exercise.  To exercise all or part of an option, Optionee shall deliver to Company, or to a broker-dealer in the Common Stock with the original copy to Company, the following: [1] seven (7) days' prior written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [2] payment by Optionee, or the broker-dealer, for such shares in cash, or if the Committee in its discretion agrees to so accept, by delivery to Company of other Common Stock owned by Optionee for at least six (6) months, or in some combination of cash and such Common Stock acceptable to the Committee. At the expiration of the seven (7) day notice period, and provided that all conditions precedent contained in the Plan are satisfied, Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of Company, a certificate or certificates for the Common Stock. If Optionee fails to accept delivery of the Common Stock, Optionee's right to exercise the applicable portion of the option shall terminate. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 6.E, on the business day preceding the day written notice of exercise is delivered to Company.

                K.    Cancellation of SARs.  The exercise of an option shall cancel a proportionate number, if any, of SARs included in such option.

                L.    Exercises Causing Loss of Compensation Deduction.  No part of an option may be exercised to the extent the exercise would cause Optionee to have compensation from Company and its affiliated companies for any year in excess of $1 million and that is nondeductible by Company and its affiliated companies pursuant to Code Section 162(m) and the regulations issued thereunder. Any option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of Company's or its affiliated companies' compensation tax deduction, provided such exercise occurs before the option expires, and otherwise complies with the terms and conditions of the Plan and option agreement.

                M.    ISOs.  Each option agreement that provides for the grant of an ISO shall contain provisions deemed necessary or desirable by the Committee to qualify such option as an ISO.

        7.    Stock Appreciation Rights.

                A.    Form of Award.  The Committee may include an SAR in any ISO or NSO granted under the Plan, either at the time of grant or thereafter while the option is outstanding; provided that no SAR may be awarded with respect to an outstanding ISO without the Optionee's consent to the extent the award would disqualify the option as an ISO. SARs shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Committee shall determine.

                B.    Exercise of SAR/Cancellation of Option.  An SAR shall entitle the Optionee to surrender to Company for cancellation the unexercised option, or portion thereof, to which it is related, and to receive from Company in exchange therefor, at the discretion of the Committee, either: [1] a cash payment equal to the excess of the fair market value of the Common Stock subject to the option or portion thereof so surrendered over the aggregate Option Price for the shares; or [2] delivery to Optionee of Common Stock with a fair market value equal to such excess, or [3] a combination of cash and Common Stock with a combined value equal to such excess. The value of the Common Stock shall be determined by the Committee in accordance with Section 6.E on the day immediately preceding the day written notice of exercise of the SAR is delivered to Company. The exercise procedures provided by Section 6.J shall apply to the exercise of an SAR to the extent applicable.

                C.    Limitations.  An SAR shall be exercisable only to the extent the option to which is relates is exercisable and shall be exercisable only for such period as the Committee may provide in the option agreement (which period may expire before, but not later than, the expiration date of the option). Notwithstanding the preceding sentence, an SAR is exercisable only when the fair market value of a share of Common Stock exceeds the Option Price for the share.

        8.    Investment Representation.  Each option agreement may provide that, upon demand by the Committee for such a representation, Optionee or Optionee's Representative shall deliver to the Committee at the time of exercise a written representation that the shares to be acquired upon exercise of an option or SAR are to be acquired for investment and not for resale or distribution. Upon such demand, delivery of such representation before delivery of Common Stock shall be a condition precedent to the right of Optionee or Optionee's Representative to purchase Common Stock.

        9.    Tax Withholding.  Company shall have the right to: [1] withhold from any payment due to Optionee or Optionee's Representative; or [2] require Optionee or Optionee's Representative to remit to Company; or [3] retain Common Stock otherwise deliverable to Optionee or Optionee's Representative, in an amount sufficient to satisfy applicable tax withholding requirements resulting from the grant or exercise an option or SAR or disqualifying disposition of Common Stock acquired pursuant to the Plan.

        10.    Compliance With Other Laws and Regulations.  The Plan, the grant and exercise of options and SARs and the obligation of Company to sell and deliver shares under such options and SARs, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Company shall not be required to issue or deliver certificates for shares of Common Stock before [1] the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and [2] the completion of any registration or qualification of any governmental body which Company, in its sole discretion, determines to be necessary or advisable.

        11.    Capital Adjustments and Mergers and Consolidations.

                A.    Capital Adjustments.  In the event of a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under an option or SAR shall be automatically adjusted to take into account such capital adjustment. The price of any share under an option or SAR shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of such option or SAR.

                B.    Mergers and Consolidations.  In the event Company merges or consolidates with another entity, or all or a substantial portion of Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares of Common Stock that shall be subject to the Plan and to each outstanding option and SAR shall automatically be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than Company's Common Stock, of the Successor, and the number of shares subject to the option and SAR and the purchase price per share upon exercise of the option or SAR shall be correspondingly adjusted, so that each Optionee shall have the right to purchase [1] that number of shares of common stock of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the shares of Common Stock of Company theretofore subject to Optionee's option and SAR, [2] for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option and SAR, shall equal the aggregate exercise price at which Optionee could have acquired all of the shares of Common Stock of Company theretofore optioned to Optionee. Conversion of an ISO shall be done in a manner to comply with Code Sections 422 and 424 and the regulations thereunder so the conversion does not disqualify the option as an ISO.

                C.    No Effect on Company's Rights.  The granting of an option or SAR pursuant to the Plan shall not affect in any way the right and power of Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

        12.    Transferability.  Options and SAR granted under the Plan may not be transferred by Optionee other than by will or the laws of descent and distribution and during the lifetime of Optionee, may be exercised only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option or SAR, or levy or attachment or similar process not specifically permitted herein, shall be null and void and without effect.

        13.    No Rights as Shareholder.  No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to an option or SAR before the date of transfer to the Optionee of a certificate for such shares.

        14.    No Rights to Continued Employment.  Neither the Plan nor any award under the Plan shall confer upon any Optionee any right with respect to continuance of employment by Company or Subsidiary nor interfere with the right of Company or Subsidiary to terminate the Optionee's employment.

        15.    Amendment, Suspension, or Termination.  The Board may amend, suspend or terminate the Plan at any time and in any respect that it deems to be in Company's best interests, except that, without approval by shareholders of Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of Company's shareholders, no amendment shall be made that would: [1] increase the aggregate number of shares of Common Stock which may be delivered under the Plan, except as provided in Section 11; or [2] change the employees or class of employees eligible to receive ISOs; or [3] require shareholder approval under federal or state securities laws.

        16.    Effective Date, Term and Approval.  The effective date of the Plan is                        , 2003 (the date of Board adoption of the Plan), subject to approval by stockholders of Company holding not less than a majority of the shares present and voting at its 2003 annual meeting on June 19, 2003. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but options granted prior thereto may be exercised in accordance with their terms.

        17.    Severability.  The invalidity or unenforceability of any provision of the Plan or any option or SAR granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options and SARs granted hereunder. The invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options SARs granted hereunder.

        18.    Governing Law.  The Plan shall be governed by the laws of the Commonwealth of Kentucky.

PROXY

CHURCHILL DOWNS INCORPORATED

700 Central Avenue
Louisville, Kentucky 40208

        ANNUAL MEETING OF SHAREHOLDERS - JUNE 19, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Frank B. Hower, Jr., and Darrell R. Wells and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated below, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 19, 2003, or any adjournment thereof, hereby revoking any Proxy heretofore given.

        The Board of Directors unanimously recommends a vote FOR the following proposals:

1.
Election of Class I Directors (Proposal No. 1):

☐	FOR all nominees listed below (Except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Class I Directors: Leonard S. Coleman, Jr., Craig J. Duchossois, G. Watts Humphrey, Jr., and Dennis D. Swanson (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2.
Proposal to approve the Churchill Downs Incorporated 2003 Stock Option Plan (Proposal No. 2);

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
Proposal to approve amendments to the Company's Articles of Incorporation to eliminate cumulative voting for the election of Directors of the Company (Proposal No. 3);

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.
Proposal to approve minutes of the 2002 Annual Meeting of Shareholders, approval of which does not amount to ratification of action taken thereat (Proposal No. 4); and

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, FOR PROPOSAL NO. 4 AND FOR THE ELECTION OF ALL CLASS I DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.
Dated , 2003

(Please sign this Proxy exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)

2

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Annual Meeting of Shareholders To Be Held on June 19, 2003
Common Stock Owned by Certain Persons
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Officers of the Company
Election of Directors (Proposal No. 1)
Executive Committee
Audit Committee
Compensation Committee
Strategic Planning Committee
Proposal To Approve the Churchill Downs Incorporated 2003 Stock Option Plan (Proposal No. 2)
Equity Compensation Plan Information(1)
Amendments to Articles of Incorporation To Eliminate Cumulative Voting (Proposal No. 3)
ARTICLE VIII VOTING RIGHTS OF COMMON STOCK
ARTICLE X DIRECTORS
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Certain Relationships and Related Transactions
Independent Public Accountants
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
Audit Committee Report
Approval of Minutes of 2002 Shareholders' Meeting and Other Matters (Proposal No. 4)
Multiple Shareholders Sharing the Same Address
Proposals by Shareholders
EXHIBIT A
PROXY CHURCHILL DOWNS INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.